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                                                                     Exhibit 3.2

                               BYLAWS OF HEI, INC.


                                    ARTICLE I
                            OFFICES - CORPORATE SEAL

         Section 1.01. Registered Office. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.

         Section 1.02. Other Offices. The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.

         Section 1.03. Corporate Seal. The corporation may, in the discretion of the Board of Directors, have a corporate seal. Any such seal shall have inscribed thereon the name of the corporation and the word "Minnesota" and the words "Corporate Seal."

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 2.01. Place and Time of Meetings. Except as provided otherwise by Minnesota Statutes Chapter 302A, meetings of the shareholders may be held at any place, within or without the State of Minnesota, as may from time to time be designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the State of Minnesota. The directors shall designate the time of day for each meeting.

         Section 2.02.  Regular Meetings.

         (a) A regular meeting of the shareholders shall be held on such date as the Board of Directors shall by resolution establish.

         (b) At the regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall designate the number of directors to constitute the Board of Directors (subject to the authority of the Board of Directors thereafter to increase or decrease the number of directors as permitted by law), shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting, and shall transact such other business as may properly come before them.

         Section 2.03 Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chief Executive Officer, Chief Financial Officer, any two directors, or by a shareholder or shareholders holding 10% or more of the shares entitled to vote (except that a special meeting for the purpose of considering any action to


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directly or indirectly effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by shareholders holding not less than 25% of all shares of the corporation entitled to vote), who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the corporation specifying the purposes of such meeting.

         Section 2.04. Quorum, Adjourned Meetings. The holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, those present may adjourn to such day as they shall, by majority vote, agree upon. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present at the beginning of the meeting, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 2.05. Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation or statute provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the corporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the Articles of Incorporation, or these Bylaws.

         Section 2.06. Closing of Books. The Board of Directors may fix a time, not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the 20th day preceding the date of such meeting.

         Section 2.07. Notice of Meetings. Notice of each shareholders' meeting shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, setting out the time and place of the meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, except that notice of a meeting at which an agreement of merger or exchange is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least fourteen days prior thereto. Every notice of any special meeting called pursuant to Section
2.03 hereof shall state the purpose or purposes for



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which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the notice.

         Section 2.08. Waiver of Notice. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by his attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the item may not lawfully be considered at the meeting and does not participate in the consideration of the item at that meeting.

         Section 2.09. Written Action. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

         Section 2.10. Advance Notice Requirements. Only persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section
2.10. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the first day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) such person's name and (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
(y) as to the shareholder giving the notice, (i) the name and address, as they appear on the corporation's books, of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to a nominee. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.10. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 2.10 and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.



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         At any regular or special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who complies with the notice procedures set forth in this Section
2.10. For business to be properly brought before any regular or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days prior to the meeting, provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the first day on which either such notice of the date of the regular or special meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the regular or special meeting
(w) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (x) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (y) the class and number of shares of the corporation which are beneficially owned by the shareholder and (z) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any regular or special meeting except in accordance with the procedures set forth in this Section 2.10 and, as an additional limitation, the business transacted at any special meeting shall be limited to the purposes stated in the notice of the special meeting. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10 and, if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE III
                                    DIRECTORS

         Section 3.01. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as otherwise permitted by statute.

         Section 3.02. Number, Qualification and Term of Office. Until the first meeting of shareholders, the number of directors shall be the number named in the Articles of Incorporation or, if no such number is named therein, the number elected by the incorporator. Thereafter, the number of directors shall be established by resolution of the shareholders (subject to the authority of the Board of Directors to increase or decrease the number of directors as permitted by law). In the absence of such shareholder resolution, the number of directors shall be the number last fixed by the shareholders, the Board of Directors, the incorporator or the Articles of Incorporation. Directors need not be shareholders. Each of the directors shall hold office until the regular meeting of shareholders next held after such director's election and until such director's successor shall have been elected and shall qualify, or until the earlier death, resignation,



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removal, or disqualification of such director; provided, however, that no director shall be elected to a term in excess of five years.

         Section 3.03. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Minnesota as may be designated in the notice of such meeting.

         Section 3.04. Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chairman of the Board by giving at least twenty-four hours' notice, or by any other director by giving at least five days' notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person.

         Section 3.05. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

         Section 3.06. Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

         Section 3.07. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

         Section 3.08. Conference Communications. Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.08 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

         Section 3.09. Vacancies; Newly Created Directorship. Vacancies in the Board of Directors of this corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors of the Board although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by Section
3.02 may be filled by a two-thirds vote of the directors serving at the time of such increase; and



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each director elected pursuant to this Section 3.09 shall be a director until such director's successor is elected by the shareholders at their next regular or special meeting.

         Section 3.10. Removal. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors, except as otherwise provided by Minnesota Statutes Section 302A.223, as amended, when the shareholders have the right to cumulate their votes. A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal. In the event that the entire Board or any one or more directors be so removed, new directors shall be elected at the same meeting.

         Section 3.11. Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as provided by Minnesota Statutes Section 302A.243.

         A majority of the members of the committee present at a meeting is a quorum for the transaction of business.

         Section 3.12. Written Action. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the Articles provided otherwise and the action need not be approved by the shareholders.

         Section 3.13. Compensation. Directors who are not salaried officers of this corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the Board of Directors. The Board of Directors may, by resolution, provide that all directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

                                   ARTICLE IV
                                    OFFICERS

         Section 4.01. Number. The officers of the corporation shall consist of a Chairman of the Board (if one is elected by the Board), a Chief Executive Officer, a Chief Financial Officer, a Secretary (if one is elected by the Board) and such other officers and agents as may, from time to time, be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.



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         Section 4.02. Election, Term of Office and Qualifications. The Board of
Directors shall elect or appoint by resolution approved by the affirmative vote of a majority of the directors present, from within or without their number, the Chief Executive Officer, Chief Financial Officer, and such other officers as may be deemed advisable, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided for in these Bylaws or a resolution of the Board of Directors not inconsistent therewith. Officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

         Section 4.03. Removal and Vacancies. Any officer may be removed from his office by the Board of Directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

         Section 4.04. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

         Section 4.05. Chief Executive Officer. The Chief Executive Officer shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, he/she shall preside at all meetings of the shareholders and directors. He/she shall see that all orders and resolutions of the Board of Directors are carried into effect. He/she shall execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the Articles or Bylaws or by the Board of Directors to some other officer or agent of the corporation. He/she shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders, and in general, shall perform all duties usually incident to the office of the Chief Executive Officer. He/she shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

         Section 4.06. Vice President. Each Vice President, if one or more are elected, shall have such powers and perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer, Vice Presidents shall succeed to this power and duties in the order designated by the Board of Directors.

         Section 4.07. Secretary. The Secretary, if one is elected, shall give proper notice of meetings of shareholders and directors. He/she shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the Chief Executive Officer.

         Section 4.08. Chief Financial Officer. The Chief Financial Officer shall keep accurate financial records for the corporation. He/she shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the Board of Directors shall, from time to time, designate. He/she shall have power to endorse, for deposit, all



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notes, checks and drafts received by the corporation. He/she shall disburse the funds of the corporation, as ordered by the Board of Directors, making proper vouchers therefor. He/she shall render to the Chief Executive Officer and the directors, whenever requested, an account of all his/her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the Chief Executive Officer.

         Section 4.09. Compensation. The officers of this corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.

                                    ARTICLE V
                            SHARES AND THEIR TRANSFER

         Section 5.01. Certificates for Shares. All shares of the corporation shall be certificated shares. Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the Chief Executive Officer, and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signature of the corporate officers may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5.04.

         Section 5.02. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allocated except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, of services rendered or to be rendered to the corporation under a written agreement, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of shares, the Board of Directors making such allotment shall state, by resolution, their determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are allotted.

         Section 5.03. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

         Section 5.04. Loss of Certificates. Except as otherwise provided by Minnesota Statutes Section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen or destroyed



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shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE VI
                             DIVIDENDS; RECORD DATE

         Section 6.01. Dividends. Subject to the provisions of the Articles of Incorporation, of these Bylaws, and of law, the Board of Directors may declare dividends whenever, and in such amounts as, is deemed advisable.

         Section 6.02. Record Date. Subject to any provision of the Articles of Incorporation, the Board of Directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any dividend to the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the corporation after the record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

                                   ARTICLE VII
                         BOOKS AND RECORDS; FISCAL YEAR

         Section 7.01. Share Register. The Board of Directors of the corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the Board:

         (1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

         (2) a record of the dates on which certificates or transaction statements representing shares were issued.

         Section 7.02. Other Books and Records. The Board of Directors shall cause to be kept at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a shareholder or other person authorized by Minnesota Statutes Section 302A.461, originals or copies of:

         (1) records of all proceedings of shareholders for the last three years;

         (2) records of all proceedings of the board for the last three years;

         (3) its Articles of Incorporation and all amendments currently in effect;



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         (4) its Bylaws and all amendments currently in effect;

         (5) financial statements required by Minnesota Statutes Section 302A.463 and the financial statement for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

         (6) reports made to shareholders generally within the last three years;

         (7) a statement of the names and usual business addresses of its directors and principal officers;

         (8) any shareholder voting or control agreements of which the corporation is aware; and

         (9) such other records and books of account as shall be necessary and appropriate to the conduct of the corporation's business.

         Section 7.03. Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.

                                  ARTICLE VIII
                          LOANS, GUARANTEES, SURETYSHIP

         Section 8.01. The corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present and:

         (1) is in the usual and regular course of business of the corporation;

         (2) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest; an organization with which the corporation has a business relationship; or an organization with which the corporation has the power to make donations;

         (3) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board, to benefit the corporation; or

         (4) has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares.

         The loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in such manner as a majority of the directors approve, including, without limitation, a pledge of or other security interest in shares of the corporation. Nothing in this Section shall be deemed to deny, limit, or restrict the powers of



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guaranty or warranty of the corporation at common law or under a statute of the
State of Minnesota.

                                   ARTICLE IX
                       INDEMNIFICATION OF CERTAIN PERSONS

         Section 9.01. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved, as a non-party witness or otherwise, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a proceeding by or in the right of the corporation (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Minnesota Business Corporation Act, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), by common law or by administrative or judicial interpretation, against all expense, liability and loss (including attorneys' fees, expert witness fees, bonds prospective or retroactive, insurance premiums or costs, out-of-pocket expenses related to a proceeding, judgments, fines, including without limitation, excise taxes or penalties assessed against such person with respect to any employee benefit plan, or amounts paid or to be paid in settlement, including any interest payable thereon) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 9.02 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that payment of such expenses in advance of the final disposition of a proceeding shall be made only upon (i) delivery to the corporation of a written affirmation, by the person seeking such payment in advance, of a good faith belief that the criteria for indemnification set forth in the Minnesota Business Corporation Act have been satisfied, (ii) a determination that the facts then known to those making the determination would not preclude indemnification under the Minnesota Business Corporation Act or these Bylaws, and (iii) delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section or otherwise. Such written undertaking to repay shall be a general obligation of the person making it, shall not be secured, and shall be accepted without reference to financial ability to make the repayment. The corporation may, by action of its Board



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of Directors, provide indemnification to other classes of employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 9.02. Right of Claimant to Bring Suit. If a claim under Section
9.01 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, whether or not the claimant is successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its normal disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Minnesota Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, Committee for the Board of Directors, special legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because claimant met the applicable standard of conduct set forth in the Minnesota Business Corporation Act, nor an act or determination by the corporation (including its Board of Directors, Committee of the Board of Directors, special legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 9.03. Non-Exclusivity of Rights. The right to indemnification and payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, common law or administrative or judicial interpretation, provisions of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

         Section 9.04. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Minnesota Business Corporation Act.

         Section 9.05. Indemnification Agreements. The corporation shall enter into agreements with its directors further providing the terms and conditions of their indemnification.

         Section 9.06. Amendments Limited. Any amendment to this Article IX shall only apply prospectively and shall in no way affect the corporation's obligations to indemnify and make advances pursuant to the Minnesota Business Corporation Act, this Article IX, or any contract of the corporation for actions or events which occurred before such amendment.



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


                                    ARTICLE X
                                   AMENDMENTS

         Section 10.01. These Bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting, provided that notice of such proposed amendment shall have been given in the notice given to the Directors of such meeting. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any regular or special meeting of shareholders called for such purpose, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing Directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend any Bylaw to increase its number.

                                   ARTICLE XI
                        SECURITIES OF OTHER CORPORATIONS

         Section 11.01. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors may, from time to time, grant such power and authority to one or more other persons and may remove such power and authority from the Chief Executive Officer or any other person.

         Section 11.02 Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.




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                                   ARTICLE XII
                                CONTROL SHARE ACT

         Section 12.01. The provisions of Section 302A.671 of the Minnesota Business Corporation Act shall not apply to control share acquisitions of shares of this corporation.





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